Exhibit 99.1

October 31, 2022
RECOMMENDATION TO REJECT UNSOLICITED OFFER FROM
COMRIT INVESTMENTS 1, LP (“Comrit”)
If you are considering selling your shares to Comrit, please read this letter.
Dear Stockholder:
You may soon receive, or have already received, materials from Comrit related to an unsolicited tender offer to purchase your shares of KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”).
KBS REIT III’s board of directors has reviewed the offer from Comrit and unanimously recommends that you REJECT it.
The following is a list of important considerations in arriving at this recommendation:
•Stockholders who tender their shares to Comrit will give up the opportunity to participate in any future benefits from the ownership of shares, including potential future distributions.
•KBS REIT III expects to reopen its Share Redemption Program (“SRP”) on January 3, 2023, at which time it will resume accepting Ordinary Redemption requests from stockholders for the January 31, 2023, redemption date. Ordinary Redemptions are made at a price per share equal to 96% of the most recent estimated value per share. KBS REIT III’s SRP is closed for Ordinary Redemptions for the remainder of calendar year 2022, as a result of reaching the 5% weighted-average cap limit under the SRP (other than a reserve within the 5% limit for Special Redemptions).
•Special Redemptions are still available and made at the most recent estimated value per share. Special Redemptions are redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” (as defined in the SRP); all other redemptions are Ordinary Redemptions. The board of directors may amend, suspend, or terminate the SRP for any reason upon ten business days’ notice to stockholders.1
•As admitted by Comrit in its offering documents, it is making the offer exclusively for investment purposes with the intent of profiting off the shares it purchases from you and other stockholders. By buying your and other stockholders’ shares at a substantial discount, Comrit intends to make a significant profit. The fact that Comrit is offering to purchase 1,232,394 shares, while already owning 1,264,492 shares that were purchased in KBS REIT III’s initial public offering, through tender offers and in the secondary market, indicates that it sees value in KBS REIT III, and believes the shares are worth far more than its offer price of $5.68 per share.

•It is important to consider that the estimated net asset value per share of KBS REIT III’s common stock, as approved by the board of directors on September 28, 2022, is $9.00.2 Although this does not represent the price that a stockholder could obtain in the secondary market, it is approximately 37% more than the price Comrit is offering to purchase your shares at with its offer price of $5.68 per share. Please note that 37% is a significant discount to the estimated share price.
•Comrit disclosed in its own offering materials that Comrit is not qualified to appraise real estate and it has not made an independent appraisal of KBS REIT III’s shares or properties in connection with its offer.
•Finally, the Securities and Exchange Commission (the “SEC”) has cautioned investors about the heightened risk involved with offers of this nature. Information about mini-tender offers is available on the SEC’s website, which can be found at www.sec.gov/investor/pubs/minitend.htm. We encourage you to read the information and exercise caution with respect to this and other mini-tender offers.
Please note that Comrit is not affiliated with KBS REIT III, KBS Capital Advisors LLC or KBS Capital Markets Group LLC. Comrit does not have a copy of the KBS REIT III stockholder list, and its offering materials are mailed by a third party, which has signed an agreement to keep the list confidential.
If you have already tendered your shares to Comrit, you have, according to its offering documents, until December 29, 2022, to withdraw your tender of shares by following the instructions on page five of Comrit’s Offer to Purchase.
Again, the board of directors strongly believes the Comrit offer is NOT in the best interest of stockholders and recommends stockholders ignore their offer.
This response, and any updates or changes, will be posted at www.kbs-cmg.com under the KBS Real Estate Investment Trust III, Inc. “Investor Information” section. Such updates or responses will also be filed with the SEC on a Current Report on Form 8-K.
If you have any questions related to Comrit’s tender offer, please consult with your financial representative or contact KBS Capital Markets Group LLC at (866) 527-4264.
Thank you for your investment in KBS REIT III.
Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer
President and Director

1 For a detailed description of the current share redemption program, please see KBS REIT III’s Quarterly Report on Form 10-Q for the period ended June 30, 2022 filed with the SEC on August 15, 2022. The complete share redemption program document is filed as an exhibit to KBS REIT III’s Current Report on Form 8-K filed with the SEC on April 14, 2022, and is available at the SEC’s website, www.sec.gov.

2 On September 28, 2022, KBS REIT III’s board of directors approved an estimated value per share of KBS REIT III’s common stock of $9.00 based on (i) appraisals of KBS REIT III’s 17 real estate properties as of July 31, 2022, the estimated value of KBS REIT III’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of September 20, 2022, and the estimated value of KBS REIT III’s other assets as of June 30, 2022, less (ii) the estimated value of KBS REIT III’s liabilities as of June 30, 2022, all divided by the number of shares outstanding as of June 30, 2022. For a detailed description of the methodologies, limitations and assumptions used to value KBS REIT III’s assets and liabilities in connection with the calculation of the estimated value per share, please see KBS REIT III’s Current Report on Form 8-K filed with the SEC on September 28, 2022.
Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
These statements are subject to the risk that the future estimated value per share of the Company is lower than the current estimated value per share. The value of the Company’s shares will fluctuate over time. As such, the estimated value per share does not take into account developments in the Company’s portfolio since September 28, 2022. With respect to the estimated value per share, the appraisal methodology for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT assumes a discount to account for the holding period risk due to the quantity of units held by the Company relative to the normal level of trading volume in Prime US REIT’s units in the public market and expected future volatility. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Kroll, and the valuation estimates used in calculating the estimated value per share, with respect to Kroll, KBS Capital Advisors LLC and the Company, are the respective party’s best estimates as of the dates of the respective valuations, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT and the estimated value per share. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.
While the Company considered the impact from COVID-19 on the September 28, 2022 estimated value per share, the extent to which the COVID-19 pandemic impacts the Company’s operations depends on future developments, which remain uncertain, including potential changes in customer behavior, such as the continued social acceptance, desirability and perceived economic benefits of work-from-home arrangements, resulting from the COVID-19 pandemic, which could materially and negatively impact the future demand for office space, resulting in slower overall leasing and an adverse impact to the Company’s operations and the valuation of its investments. The Company’s operations and the value of its investments may also be adversely impacted by the current economic slowdown, the rising interest rate environment and inflation, or the public perception that any of these events may continue. Moreover, valuations for U.S. office properties continue to fluctuate due to weakness in the current real estate capital markets as a result of the factors above and the lack of transaction volume for U.S. office properties, increasing the uncertainty of valuations in the current market environment. These risks are not priced into the September 28, 2022, estimated value per share.
There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. No assurances can be given with respect to distributions.
The Company cannot predict future redemption demand with any certainty. If future redemption requests exceed the redemption limitations under its share redemption program, the number of rejected redemption requests will increase over time. Stockholders may have to hold their shares an indefinite period of time. The Company can provide no assurance that it will be able to provide additional liquidity to stockholders.
These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, each as filed with the SEC.